Exhibit 10.1

SUMMARY OF COMPENSATION FOR
THE BOARD OF TRUSTEES OF
RAMCO-GERSHENSON PROPERTIES TRUST

The following table sets forth the compensation program for non-employee Trustees:

Annual cash retainer (1)		$30,000
Additional cash retainer:
	Chairman	100,000
	Audit Committee chair	15,000
	Compensation Committee chair	10,000
	Nominating and Governance Committee chair	10,000
	Executive Committee chair	5,000
	Executive Committee members	—

Annual equity retainer (value of restricted shares) (2)		75,000

(1)	The annual cash retainer is equal to $105,000 less the grant date fair value, which approximates $75,000, of the restricted shares granted in the applicable year.

(2)	Grants are made under the Trust's 2012 LTIP. The restricted shares vest over one year. The grant is made on July 1st or, if not a business day, the business day prior to July 1st.

The Trust also reimburses all Trustees for all expenses incurred in connection with attending any meetings or performing their duties as Trustees. The Trust has stock ownership guidelines for the Trustees that require each Trustee to hold directly a number of shares (including unvested restricted shares) having a market value no less than three times the then current annual stock grant denominated in shares for all Trustees.